Addendum to Form 4 of

Marie Croatti

June 26, 2006

(1)	Represents 172 shares of Class B Common Stock and 2,000 shares of Common Stock owned directly by Marie Croatti.

(2)

Represents shares of Class B Common Stock required to be reported by Marie Croatti. Marie Croatti is a trustee of the following trusts that directly own 217,584 shares of Class B Common Stock: The Melissa Marie Croatti Gallo Trust - 1990; The Matthew C. Croatti Gallo Trust - 1989 and The Matthew Croatti Trust – 1985. Marie Croatti disclaims beneficial ownership of these reported securities, except to the extent of her pecuniary interest therein, and this report shall not be deemed an admission that she is the beneficial owner of these securities for purposes of Section 16 or any other purpose.

(3)

Represents shares required to be reported by Marie Croatti as a trustee of The Frederick S. Coratti Non–GST Trust II. Marie Croatti disclaims beneficial ownership of these reported securities, except to the extent of her pecuniary interest therein, and this report shall not be deemed an admission that she is the beneficial owner of these securities for purposes of Section 16 or any other purpose.

(4)

Represents shares required to be reported by Marie Croatti as a trustee of The Frederick S. Croatti Non-GST Trust. Marie Croatti disclaims beneficial ownership of these reported securities, except to the extent of her pecuniary interest therein, and this report shall not be deemed an admission that she is the beneficial owner of these securities for purposes of Section 16 or any other purpose.

(5)

Represents shares required to be reported by Marie Croatti as trustee of The Marie Croatti RC Trust – 2006 and The Marie Croatti CC Trust – 2006. Marie Croatti disclaims beneficial ownership of these reported securities, except to the extent of her pecuniary interest therein, and this report shall not be deemed an admission that she is the beneficial owner of these securities for purposes of Section 16 or any other purpose.

(6)	Represents 2,923 shares of Common Stock beneficially owned by Cynthia Croatti through her 401(k).

(7)

Represents shares required to be reported by Cynthia Croatti. Cynthia Croatti is a trustee of The Marie Croatti QTIP Trust, the manager of a limited liability company, Trilogy Investment Partners LLC, and a trustee for The Samuel E. Brown Gallo Trust - 1989, The Nicholas C. Brown Gallo Trust - 1989, the Monica Levenstein Gallo Trust - 1989 and the Lisa Levenstein Gallo Trust- 1989. The aforementioned trusts and LLC, as of the date of filing this report, each directly owned a portion of the reported securities. Cynthia Croatti disclaims beneficial ownership of these reported securities, except to the extent of her pecuniary interest therein, and this report shall not be deemed an admission that she is the beneficial owner of the securities for purposes of Section 16 or any other purpose. Cynthia Croatti disclaims beneficial ownership of these reported securities, except to the extent of her pecuniary interest therein, and this report shall not be deemed an admission that she is the beneficial owner of these securities for purposes of Section 16 or any other purpose.

(8)

A portion of these shares is owned directly by The Red Cat Limited Partnership and by The Queue Limited Partnership, respectively, each of which is a ten percent owner of the issuer. A portion of the reported shares is owned indirectly by each of Red Cat Management Associates, Inc., Queue Management Associates, Inc., Ronald D. Croatti, Cynthia Croatti and Cecelia Levenstein, respectively. Red Cat Management Associates, Inc. is the general partner of The Red Cat Limited Partnership, and Ronald D. Croatti and Cynthia Croatti are also officers, directors and shareholders of Red Cat Management Associates, Inc. Queue Management Associates, Inc. is the general partner of The Queue Limited Partnership, and Ronald D. Croatti and Cynthia Croatti are officers, directors and shareholders of Queue Management Associates, Inc., while Cecelia Levenstein is a director and shareholder of Queue Management Associates, Inc. Each of the reporting persons disclaims beneficial ownership of these reported securities, except to the extent of his, her or its pecuniary interest therein, and this report shall not be deemed an admission that such reporting person is the beneficial owner of these securities for purposes of Section 16 or any other purpose.

(9)	Represents shares owned directly by Cynthia Croatti.

(10)

These shares are owned directly by The Croatti Family Limited Partnership, a ten percent owner of the issuer, and indirectly by each of Croatti Management Associates, Inc. (CMA), Ronald D. Croatti and Cynthia Croatti. CMA is the general partner of The Croatti Family Limited Partnership. Ronald D. Croatti and Cynthia Croatti are officers, directors and shareholders of CMA. Ronald D. Croatti and Cynthia Croatti are each an officer and director of UniFirst Corporation. Marie Croatti, a former shareholder, director and officer of CMA, resigned from her positions as director and officer of CMA, and her interest in CMA was redeemed on June 26, 2006. Cynthia Croatti is a trustee to and a beneficiary of a trust which holds approximately 8% of the limited partnership interests in The Croatti Family Limited Partnership, and Cynthia Croatti holds an additional approximately 30% of the limited partnership interests in The Croatti Family Limited Partnership. Ronald D. Croatti is a trustee to and a beneficiary of a trust which holds approximately 8% of the limited partnership interests in The Croatti Family Limited Partnership, and Ronald Croatti holds an additional approximately 30% of the limited partnership interests in The Croatti Family Limited Partnership. Marie Croatti is a trustee to trusts holding approximately 40% of the limited partnership interests in The Croatti Family Limited Partnership. Each of the reporting persons disclaims beneficial ownership of these reported securities, except to the extent of his, her or its pecuniary interest therein, and this report shall not be deemed an admission that such reporting person is the beneficial owner of these securities for purposes of Section 16 or any other purpose.

(11)

Represent shares required to be reported by Ronald D. Croatti. Ronald D. Croatti is the manager of a limited liability company, MMC Trust LLC. Ronald Croatti disclaims beneficial ownership of these reported securities, except to the extent of his pecuniary interest therein, and this report shall not be deemed an admission that he is the beneficial owner of these securities for purposes of Section 16 or any other purpose.

(12)	Represents shares owned directly by Ronald D. Croatti.

(13)

Represents shares required to be reported by Marie Croatti as the sole trustee of The Marie Croatti FC Trust–2006. Marie Croatti disclaims beneficial ownership of these reported securities, except to the extent of her pecuniary interest therein, and this report shall not be deemed an admission that she is the beneficial owner of these securities for purposes of Section 16 or any other purpose.

(14)

Represents shares required to be reported by Marie Croatti as the sole trustee of The Marie Croatti CL Trust–2006. Marie Croatti disclaims beneficial ownership of these reported securities, except to the extent of her pecuniary interest therein, and this report shall not be deemed an admission that she is the beneficial owner of these securities for purposes of Section 16 or any other purpose.